                                                 Registration No. 333-__________

  As filed with the Securities and Exchange Commission on February 11, 2000

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              LASER PHOTONICS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

   Delaware                                                     59-2058100
----------------                                          ----------------------
(State or other                                             (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation or
organization)

                             7 Great Valley Parkway
                                   Suite 222
                          Malvern, Pennsylvania 19355
                                 (610) 889-1111

               (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
       -----------------------------------------------------------------

                             1995 STOCK OPTION PLAN
          STOCK OPTIONS ISSUED TO EMPLOYEES, DIRECTORS AND CONSULTANTS
          ------------------------------------------------------------
                              (Full title of plan)

                              Jeffrey F. O'Donnell
                             Chief Executive Officer
                              Laser Photonics, Inc.
                             7 Great Valley Parkway
                                   Suite 222
                          Malvern, Pennsylvania 19355
                                 (610) 889-1111

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
               --------------------------------------------------

                                   Copies to:

                               Matthias & Berg LLP
                             1990 South Bundy Drive
                                    Suite 790
                          Los Angeles, California 90025
                           Attn: Jeffrey P. Berg, Esq.
                              Phone (310) 820-0083
                               Fax (310) 820-8313

(REGISTRATION STATEMENT COVER PAGE CONTINUED)

                                     CALCULATION OF REGISTRATION FEE

================================== =================== ============================ =============== ================
                                                                                    Proposed
                                                                                    Maximum
                                                       Proposed Maximum             Aggregate       Amount of
Title of Each Class of             Amount to be        Offering Price per           Offering        Registration
Securities to be Registered        Registered(1)       Share(1)(2)                  Price(1)(2)     Fee(1)
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            328,500               $1.00                        $328,500
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            486,899               $1.50                        $730,349
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                             17,864               $2.56                        $45,732
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            635,000               $3.00                        $1,905,000
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                             57,437               $3.93                        $225,728
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                              6,003               $4.52                        $27,134
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            750,000               $4.75                        $3,562,500
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            780,926               $5.50                        $4,295,093
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            100,000               $5.94                        $594,000
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            120,000               $10.50                       $1,260,000
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            150,000               $13.50                       $2,025,000
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value $0.01
per share                            177,000               $17.75                       $3,141,750
---------------------------------- ------------------- ---------------------------- --------------- ----------------

      TOTAL                        3,609,629                                           $17,949,086       $4,738.56
================================== =================== ============================ =============== ================

(FOOTNOTES ON FOLLOWING PAGE)
-----------------------------

(REGISTRATION STATEMENT COVER PAGE CONTINUED - FOOTNOTES FROM PRIOR PAGE)
-------------------------------------------------------------------------

----------------------------------

1. Pursuant to General Instruction E, the registration fee paid in connection herewith is based on: (i) the exercise price of 3,444,629 shares of Common Stock underlying stock options covered by this registration statement, including options to purchase up to 335,000 shares of Common Stock which have been granted pursuant to the Company's 1995 Stock Option Plan (the "Plan") and options to purchase up to 3,109,629 shares of Common Stock which have been granted to certain employees, directors and consultants; and (ii) the market price of the Common Stock ($17.75), on February 10, 2000, with respect to options to purchase up to 165,000 shares of Common Stock which may be granted pursuant to the Plan. The 3,444,629 shares of Common Stock registered hereunder, which relate to stock options granted as of the date of this Registration Statement, are grouped within the following ranges, with the highest exercise price of each given group used as the maximum offering price calculated for all shares of Common Stock within each given group: (i) $0.50-$1.00, (ii) $1.25-$1.50, (iii) $2.00-$2.56,
         (iv) $2.81-$3.00, (v) $3.19-$3.93, (vi) $4.04-$4.52, (vii) $4.63-$4.75,
         (viii) $5.10-$5.50, (ix) $5.94, (x) $10.50, (xi) $13.50, and (xii)
         $17.75.

2.       Estimated solely for the purpose of calculating the registration fee.

                               REOFFER PROSPECTUS
                               ------------------

                              LASER PHOTONICS, INC.

                                3,609,629 SHARES
                                  COMMON STOCK
                         OFFERED BY SELLING STOCKHOLDERS

         This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 3,609,629 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock") of Laser Photonics, Inc., a Delaware corporation (the "Company"), to be offered from time to time for the account of certain officers, directors, employees and consultants of the Company (the "Selling Stockholders") as compensation for employment or consulting services, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The 3,609,629 Shares include: (i) up to 500,000 shares of Common Stock which have been or may be issued to certain officers, directors, employees and consultants of the Company pursuant to the Company's 1995 Stock Option Plan, (the "Plan") and (ii) up to 3,109,629 shares of Common Stock which have been issued to certain officers, directors, employees and consultants of the Company. See "Selling Stockholders" and "Plan of Distribution."

         The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

         The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

         The Company's Common Stock is currently listed for trading in the over-the-counter market and is quoted on the National Association of Securities Dealers, Inc. Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. under the symbol "LSPT." On February 10, 2000, the closing market price for the Common Stock as traded in the over-counter-market was approximately $17.75 per share.

                        THESE SECURITIES ARE SPECULATIVE
                       AND INVOLVE A HIGH DEGREE OF RISK.

                            ------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 11, 2000

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Public Reference Room of the Commission at its principal office in Washington, D.C. at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the Worldwide Web, located at http://www.sec.gov.

      The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Room of the Commission at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the Worldwide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

      The following documents, including the exhibits thereto, which are on file with the Commission, are incorporated in this Registration Statement by reference:

      (a)   Annual Report on Form 10-K for the year ended December 31, 1998.

      (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999.

      (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Laser Photonics, Inc., 7 Great Valley Parkway, Suite 222, Malvern, Pennsylvania 19355, Attention: Jeffrey F. O'Donnell, Chief Executive Officer. Telephone requests may be directed to the Company at (610) 889-1111.

      Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.


                                   THE COMPANY
HISTORY OF THE COMPANY

      Laser Photonics, Inc. was incorporated on November 3, 1987. Unless the context otherwise requires, the term "Company" refers to Laser Photonics, Inc., a Delaware corporation ("Laser Photonics"), Laser Analytics, Inc., a Massachusetts corporation ("Laser Analytics"), its wholly owned subsidiary, and Acculase, Inc., a California corporation ("Acculase"), its 76.1% owned subsidiary.

      The Company's historical business strategy was the development of a wide range of laser products using different solid-state lasers. The Company now believes that excimer laser technology provides the basis for reliable cost-effective systems that will increasingly be used in connection with a variety of applications. The Company is engaged in the development, manufacture and marketing of proprietary excimer laser and fiber optic equipment and techniques directed initially toward the treatment of psoriasis and coronary heart disease, as well as other medical applications.

      Between 1986 and the date of this Prospectus, the Company has sold over 1,000 lasers, usually on a private label basis, to other manufacturers. This strategy proved to be unsuccessful, in the opinion of current management of the Company, as the Company generated revenues from the sale of numerous of its products, but was unable to operate profitably.

      Due to the limited financial resources of the Company, the Company's business strategy changed in 1997 to focus its efforts on excimer laser technology in order to develop excimer laser and excimer laser delivery products for medical applications. To facilitate the Company's focus on excimer laser technology, as of January 4, 1999, the Company entered into an agreement (the "Asset Purchase Agreement") for the sale of certain assets by the Company and Laser Analytics, on the one hand, to Laser Analytics, Inc., a Texas corporation (the "Buyer"), which is unaffiliated with the Company, on the other hand. The Asset Purchase Agreement provides that the Buyer will pay and/or assume an aggregate of $1,200,000 of the accrued and unpaid accounts payable and/or other debts of the Company consisting in part of back rent due of $891,694 (including interest), on facilities occupied by the Company for its Florida office facility and a promissory note to Novantis Corporation (formerly Ciba-Geigy) of $127,280. Completion of this transaction will result in the sale of all of the Company's non-excimer laser business assets.

      Management's decision to sell the assets of the Company's business operations not related to the Company's excimer laser technology are consistent with the Company's new business strategy and will result in the divestiture of the Company's business operations which generated approximately 74% of the Company's revenues for the period from January 1, 1998 through September 30, 1999. The closing of the sale of the assets to the Buyer has been delayed by reason of the difficulties being experienced by the Buyer in finding financing to complete the purchase. The Company has orally extended the closing month to month while the Buyer continues to pursue the required financing. During the pendency of the closing, since January, 1999, the Buyer has funded a portion of the negative cash flow of the operations of Laser Analytics from its own funds. If the proposed sale of assets has not closed by the end of the first quarter of 2000, it is the Company's intention to shut down all of the operations of Laser Analytics and pay off the debts that were to be paid or assumed by the Company from a financing on or about August 9, 1999, plus any other debts that may have accumulated. This would leave the Company with only those portions of its operation that deal with excimer laser technology.

      The Company historically has incurred significant net losses from operations. As of September 30, 1999, the Company had an accumulated deficit of $22,720,604. The Company expects to continue to incur operating losses for a period of between six (6) and nine(9) months from the date of this Prospectus, as it continues to devote significant financial resources to the marketing of its psoriasis products and expansion of operations. No assurances can be given that the Company will only sustain losses for a period of six to nine months or ever will be profitable. In order to achieve profitability, the Company will have to manufacture and market its psoriasis treatment products, which need to be accepted in the marketplace on a commercial basis. There can be no assurances that the Company will manufacture or market any products successfully or operate profitably in the future, or that the Company will not require significant additional financing in order to accomplish the Company's current business plan.

EXCIMER LASERS TECHNOLOGY

      The basis of the Company's business is its excimer laser technology. The word "excimer" is short hand for excited dimer. A dimer describes a molecule formed, by means of a catalyst, from two or more atoms. Solid state lasers using, for example, a crystalline substance and medium may contain both excited dimers and dimers in non-excited or "ground" state. In such devices, power is supplied to increase the percentage of dimers, which are excited. In general, such laser beams are in the infrared end of the light wave spectrum and create a great deal of heat.

      An excimer laser uses a medium in which the dimers exist only in the excited state. The Company, using xenon chloride gas as a medium, pumps electricity in and generates excited dimers. This system creates and excites the dimers at the same time. Once the power is shut off, the dimers cease to exist. This type of laser usually, though not always, generates beams in the ultraviolet ("UV") end of the light wave spectrum. The wavelength of the beam depends largely on the type of gas used. In the case of the Company's laser technology, the wavelengths may vary between 174 nm and 351 nm.

      The Company's initial medical applications for its excimer laser technology are intended to be used in the treatment of psoriasis and cardiovascular disease.

      On March 17, 1998, the Company entered into a clinical trial agreement with Massachusetts General Hospital ("MGH") to test the effect of its excimer laser technology for treatment of psoriasis, as contrasted to the Ultraviolet "B" ("UVB") treatment currently in use to treat psoriasis. The Company began testing its excimer laser system for the treatment of psoriasis at MGH in 1998 with a Dose Response Study under Institutional Review Boards ("IRBs") approval. The final data from this study was collected in December, 1998 and served as the basis for a 510(k) submission to the United States Food and Drug Administration (the "FDA") on August 4, 1999. On January 27, 2000, the Company's 510(k) was issued by the FDA establishing that the Company's excimer laser psoriasis treatment system has been determined to be substantially equivalent to currently marketed devices for the treatment of psoriasis. With the receipt of the 510(k), the Company is in the process of developing its marketing plan for the introduction of its psoriasis product. Assuming the availability of adequate capital, the Company anticipates introducing its psoriasis treatment products in July,2000. However, no assurance to this effect can be given.

      The Company believes that its excimer laser system for treating psoriasis may replace and/or augment the current phototherapy modalities in use to treat the symptoms of psoriasis. The Company has tested its excimer laser system, as it compares to the UVB therapy currently being extensively used to control psoriasis. In using UVB, the patient stands in a light box lined with special UVB lamps and the whole body is radiated (other than protected areas, such as eyes and genitals). The need for long periods of treatment is due to the fact that healthy skin, as well as the psoriasis affected skin, is being treated in the light boxes, so that the dosage or radiation must be controlled or the patient will be severely burned. The Company's excimer laser, however, can be used to treat only the skin area that is affected by psoriasis. Since it is believed that skin that is affected by psoriasis is not as susceptible to UVB radiation, the Company believes that a high dose of UVB applied directly to the affected area significantly reduces the number of treatments and the time needed to control psoriasis.

      Further, the Company has entered into an agreement (the "MGH Agreement") with MGH, pursuant to which the Company has obtained an exclusive, worldwide, royalty-bearing license from MGH to develop, manufacture, use and sell products, utilizing a pending patent, which incorporates certain technology of MGH, related to the diagnosis and treatment of certain dermatological conditions and diseases, particularly psoriasis. No assurance can be given that the pending patent will be issued. As of the date of this Prospectus, the Company has generated no revenues from the MGH Agreement.

      The Company's cardiovascular and vascular applications are in connection with an experimental procedure known as Transmyocardial Revascularization ("TMR"). In August, 1997 the Company and Baxter Healthcare Corporation ("Baxter"), entered into a strategic alliance for the manufacturing and marketing of excimer laser products for TMR (the "Baxter Agreement"). The Company is in the process of negotiating modifications to the Baxter Agreement. No assurance can be given that the Company will successfully complete such negotiations.

      This strategic alliance with Baxter is significant to the Company because Baxter has, among other things: (i) purchased from the Company certain existing excimer laser systems for cardiovascular and vascular disease; (ii) agreed to fund the total cost of regulatory approvals worldwide for the use of the Company's excimer laser systems for the treatment of cardiovascular and vascular disease; and (iii) agreed to fund all sales and marketing costs related to the introduction and marketing of the Company's equipment for treating cardiovascular disease using TMR (the "TMR System"). Due to Baxter's strong worldwide marketing presence and relationships with leading clinicians and regulatory expertise, many of the significant expenses of bringing the Company's TMR System to market are being absorbed by Baxter. In the opinion of management of the Company, because of the significant costs being borne by Baxter and because of the favorable terms of the Baxter Agreement the Company's earnings potential has not been compromised by the Baxter Agreement, while a significant portion of the Company's risk related to the development and introduction of its TMR System has been shifted to Baxter. As of September 30, 1999, pursuant to the terms of the Baxter Agreement, Acculase has delivered the first two TMR Systems to Baxter. Baxter has paid the Company an aggregate of $1,959,000, which includes certain advances for additional excimer laser systems and CE Mark Compliance, which has been obtained.

      The Company's TMR System requires pre-market approval ("PMA") prior to being marketed in the United States. Management of Acculase met with representatives of the FDA in January, 1995 to discuss preclinical data submission requirements necessary to initiate human trials of the TMR System. Animal testing of the TMR System was then performed, culminating in a study at The New York Hospital Cornell Medical Center, which serves as the pre-clinical basis for an Investigational Device Exemption ("IDE") that was granted by the FDA in August, 1996. In the first quarter of 1998, the IDE was transferred to Baxter from the Company in connection with the Baxter Agreement. Depending upon the outcomes of the Phase I study, Baxter intends to petition for the Phase II studies within the next ninety days. However, no assurance to this effect can be given. Baxter is currently in discussion with the FDA for transition from Phase I to Phase II studies.

      The timing for the approval for such transition is unknown at this time. The Company believes Baxter intends to expand the Phase II studies to a multi-site study (more than 10 institutions) and expand the procedure to include patients who are candidates for incomplete coronary artery bypass graft surgery ("CABG") revascularization. However, no assurance to this effect can be given. The Company does not expect Baxter to submit PMA to the FDA before the year 2001, and possibly later. Baxter will be required to obtain additional IDEs for other applications of the TMR System and for other products that the Company develops that are regulated by the FDA as medical devices.

      The Company's principal executive offices are located at 7 Great Valley Parkway, Suite 222, Malvern, Pennsylvania 19355, telephone no. (610) 889-1111.

                                 USE OF PROCEEDS

      The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

      The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.


                              SELLING STOCKHOLDERS

         This Prospectus relates to up to 3,609,629 shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through: (i) the issuance of up to 500,000 shares of Common Stock, which have been or may be granted to certain officers, directors, employees and consultants of the Company pursuant to the Plan, and (ii) the exercise of certain options to purchase up to 3,109,629 shares of Common Stock which have been or may be granted to certain officers, directors, employees and consultants of the Company.

         Information with respect to the Selling Stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act. As of February 11, 2000, there were issued and outstanding 13,225,618 shares of Common Stock.

         The following table sets forth certain information with respect to certain of the Selling Stockholders, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of the date of this Prospectus, as follows: (i) the name and position with the Company within the past three (3) years of each of such Selling Stockholder; (ii) the number of shares of Common Stock beneficially owned by each of such Selling Stockholder (including shares obtainable under options exercisable within sixty (60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each of such Selling Stockholder before and after completion of the sale of Common Stock being offered hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

                             NO. OF SHARES                     NO. OF SHARES
                             BENEFICIALLY     NO. OF SHARES    BENEFICIALLY
NAME AND ADDRESS             OWNED BEFORE     TO BE OFFERED     OWNED AFTER                  PERCENT #
OF BENEFICIAL OWNER             OFFERING#       FOR RESALE        OFFERING*     BEFORE OFFERING     AFTER OFFERING*
-------------------          --------------   -------------    --------------   ---------------     ---------------

Warwick Alex Charlton(1)           190,000         190,000          -0-              1.42                **

Jeffrey F. O'Donnell(2)            660,000         650,000          10,000           4.76                **

Dennis McGrath(3)                  350,000         350,000          -0-              2.58                **

Alan R. Novak(4)                   160,000         131,399          28,601           1.20                **

John J. McAtee, Jr.(5)             259,000         160,000          99,000           1.93                **

Steven Girgenti(6)                 259,000         85,000           174,000          1.93              1.29

Harry Mittelman, M.D.(7)           286,514         85,000           201,514          2.14              1.51

Samuel E. Navarro(8)               125,000         125,000          -0-                **                **

Michael A. Allen(9)                150,000         150,000          -0-              1.12                **

Raymond A. Hartman(10)             340,250         340,250          -0-              2.51                **

Sandra Hartman(10)                 340,250         340,250          -0-              2.51                **

Chaim Markheim(11)                 500,250         500,250          -0-              3.64                **

(FOOTNOTES ON FOLLOWING PAGE)
-----------------------------

(FOOTNOTES FROM PRIOR PAGE)
---------------------------

# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. For purposes of the number of shares of Common Stock reflected as beneficially owned by the persons in the table, the shares of Common Stock underlying stock options, which are registered in this Registration Statement, are reflected as beneficially owned by such persons, whether or not such stock options are exercisable within the 60-day period following the date of this Prospectus

* Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

**   Less than 1%.

1. The address for Mr. Charlton is 304 Old Colony Road, Hartsdale, New York 10530. Mr. Charlton is the Non-Executive Chairman of the Board of Directors of the Company. Includes options to purchase up to 190,000 shares of Common Stock, 170,000 of which have vested, as of the date of this Prospectus.

2. The address for Mr. O'Donnell is 7 Great Valley Parkway, Suite 222, Malvern, Pennsylvania 19355. Mr. O'Donnell is the President and Chief Executive Officer and a member of the Board of Directors of the Company. Includes 10,000 shares of Common Stock registered in the name of 531 E. Lancaster Ave. LLC, an affiliate of Mr. O'Donnell, and options to purchase up to 650,000 shares of Common Stock, 216,667 of which have vested, as of the date of this Prospectus.

3. The address for Mr. McGrath is 2 Colonial Court, Medford, New Jersey 08055. Mr. McGrath is the Chief Financial Officer and Vice President-Finance and Administration of the Company. Includes options to purchase up to 350,000 shares of Common Stock, 116,667 of which have vested, as of the date of this Prospectus.

4. The address for Mr. Novak is 3050 K Street, NW, Suite 105, Washington, D.C. 20007. Mr. Novak is a member of the Board of Directors of the Company. Includes 28,601 shares of Common Stock and options to purchase up to 131,399 shares of Common Stock, 111,399 of which have vested, as of the date of this Prospectus.

5. The address for Mr. McAtee is Two Greenwich Plaza, Greenwich, Connecticut 06830. Mr. McAtee is a member of the Board of Directors of the Company. Includes 99,000 shares of Common Stock and options to purchase up to 160,000 shares of Common Stock, 140,000 of which have vested, as of the date of this Prospectus.

6. The address for Mr. Girgenti is 100 Avenue of the Americas, 8th Floor, New York, New York 10013. Mr. Girgenti is a member of the Board of Directors of the Company. Includes warrants to purchase up to 174,000 shares of Common Stock registered in the name of Healthworld Corporation, of which Mr. Girgenti is Chairman and Chief Executive Officer, and options to purchase up to 85,000 shares of Common Stock, 65,000 of which have vested, as of the date of this Prospectus.

7. The address for Dr. Mittelman is 2200 Sand Hill Road, Suite 110, Menlo Park, California 94025. Dr. Mittelman is a member of the Board of Directors of the Company. Includes 10,000 shares of Common Stock and warrants to purchase up to 5,000 shares of Common Stock registered in the name of two
     (2) family trusts, of which Dr. Mittelman serves as trustee, and 123,514 shares of Common Stock, warrants to purchase up to 63,000 shares of Common Stock, and options to purchase up to 85,000 shares of Common Stock, 65,000 of which have vested, as of the date of this Prospectus.

8. The address for Mr. Navarro is 55 East 52nd Street, 33rd Floor, New York, New York 10055. Mr. Navarro is a member of the Board of Directors of the Company. Includes options to purchase up to 125,000 shares of Common Stock, 38,334 of which have vested, as of the date of this Prospectus.

(FOOTNOTES FROM PRIOR PAGE CONTINUED)
-------------------------------------

9. The address for Mr. Allen is 7 Great Valley Parkway, Suite 222, Malvern, Pennsylvania 19355. Mr. Allen is the Vice President - Sales and Marketing of the Company. Includes options to purchase up to 150,000 shares of Common Stock, 50,000 of which have vested, as of the date of this Prospectus.

10. The address for Ray and Sandra Hartman, who are husband and wife, is 3003 Azahar Street, Carlsbad, California 92009. Mr. Hartman is the former President and a former member of the Board of Directors of the Company. Includes options to purchase up to 340,250 shares of Common Stock, including options to purchase up to 10,000 shares, which are registered in the name of Mrs. Hartman, and all of which have vested, as of the date of this Prospectus.

11. The address for Mr. Markheim is 3126 Calle Grande Vista, San Clemente, California 92672. Mr. Markheim is the former Chief Financial Officer and a former member of the Board of Directors of the Company. Mr. Markheim resigned from these positions with the Company on January 25, 2000. Includes options to purchase up to 500,250 shares of Common Stock, all of which have vested, as of the date of this Prospectus.

--------------------------------------------------------------------------------
            The following table sets forth certain information with respect to certain of the Selling Stockholders, who are not executive officers, directors, or 5% or greater beneficial owners of the Common Stock of the Company, as of the date of this Prospectus, as follows: (i) the name of each of such Selling Stockholder; and (ii) the number of shares of Common Stock being offered hereby. There can be no assurance that any of such Selling Stockholders will sell any or all of the shares of Common Stock offered hereby:
--------------------------------------------------------------------------------

NAME OF                                          NUMBER OF SHARES
BENEFICIAL OWNER                             TO BE OFFERED FOR RESALE
----------------                             ------------------------

Rox Anderson                                         250,000
Kenneth Arndt                                          3,000
Adrian Cayetano                                        1,000
Donald Davis                                           5,000
Robert Gibson                                         10,000
Eric Grasshoff                                         3,000
Melbourne Haughton                                       500
Marcus Hilding                                        35,000
Franz Hillenkamp                                       3,000
Dean Irwin                                           102,000
Jack Katz                                              1,000
Maxwell Malone                                        20,000
Valerie Malone                                        10,000
Matthias & Berg LLP(1)                                32,230
Glenn McDuff                                           5,000
Alvin Memmolo                                         50,000
Warrick L. Morrison                                    3,000
Steven A. Qualls                                      60,000
Edward Renfer                                         30,000
Todd Rosengart                                        15,000
Henry Solomon                                         15,000
Camille Traino                                         1,000
Peter Whittaker                                       23,000
---------------------------

1. Matthias & Berg LLP is general counsel to the Company. The address for Matthias & Berg LLP is 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025. See "Legal Matters."

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

      Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025. Matthias & Berg LLP currently beneficially owns options to purchase up to 32,230 shares of Common Stock which are the subject of this Registration Statement. Matthias & Berg LLP has issued the opinion filed as an exhibit to the Registration Statement.

                                     EXPERTS

      The audited consolidated financial statements and related notes of the Company (and subsidiaries), as of December 31, 1998 and 1997, including the consolidated balance sheets at December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this Prospectus from the Company's Report on Form 10-K for the year ended December 31, 1998, have been so incorporated herein in reliance on the report of Hein + Associates LLP, independent certified public accountants, given on the authority of such firm as experts in auditing and accounting.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE INFORMATION ...............................................         2
THE COMPANY..........................................................         3
USE OF PROCEEDS......................................................         6
PLAN OF DISTRIBUTION.................................................         6
SELLING STOCKHOLDERS.................................................         6
DISCLOSURE OF COMMISSION POSITION
 OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES.....................................................         11
LEGAL MATTERS........................................................         11
EXPERTS..............................................................         11




                             LASER PHOTONICS, INC.


                                3,609,629 SHARES

                                 OF COMMON STOCK




                                  ____________

                                   PROSPECTUS
                                  ____________



                                FEBRUARY 11, 2000

PART I.    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:    Plan Information.
           -----------------

      The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:    Registration Information and Employee Plan Annual Information.
           --------------------------------------------------------------

      Upon written or oral request, Laser Photonics, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Laser Photonics, Inc., 7 Great Valley Parkway, Suite 222, Malvern, Pennsylvania 19355, Attention: Jeffrey F. O'Donnell, Chief Executive Officer. Telephone requests may be directed to the Company at (610) 889-1111.

PART II:   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:    Incorporation of Documents by Reference.
           ----------------------------------------

      The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (a)  Annual Report on Form 10-K for the year ended December 31, 1998.

      (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999.

      (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.    Interests of Named Experts and Counsel.
           ---------------------------------------

      Matthias & Berg LLP currently beneficially owns options to purchase up to 32,230 shares of Common Stock, which are the subject of this Registration Statement. Matthias & Berg LLP has issued the opinion filed herewith as Exhibit
5.1 to this Registration Statement.

ITEM 6.    Indemnification of Directors and Officers.
           ------------------------------------------

      The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:    Exhibits
           --------

5.1        Opinion of Matthias & Berg LLP
24.1       Consent of Matthias & Berg LLP (included in Exhibit 5.1)
24.2       Consent of Hein + Associates LLP
99.1       1995 Stock Option Plan

ITEM 9:    Undertakings
           ------------
      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

      (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malvern, Pennsylvania, on February 11, 2000.

                                              LASER PHOTONICS, INC.



                                              By:/S/ Jeffrey F. O'Donnell
                                                 -------------------------------
                                                 Jeffrey F. O'Donnell, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                           CAPACITY IN WHICH SIGNED                   DATE
           ---------                           ------------------------                   ----


/s/ Warwick Alex Charlton                   Chairman of the Board of Directors          February 11, 2000
---------------------------
    Warwick Alex Charlton


/s/ Jeffrey F. O'Donnell                    President, Chief Executive Officer          February 11, 2000
---------------------------                 and Director
    Jeffrey F. O'Donnell


/s/ Alan R. Novak                           Director                                    February 11, 2000
---------------------------
    Alan R. Novak


/s/ John J. McAtee, Jr.                     Director                                    February 11, 2000
---------------------------
    John J. McAtee, Jr.


/s/ Steven Girgenti                         Director                                    February 11, 2000
---------------------------
    Steven Girgenti


/s/ Harry Mittelman, M.D.                   Director                                    February 11, 2000
---------------------------
    Harry Mittelman, M.D.


/s/ Sam Navarro                             Director                                    February 11, 2000
---------------------------
    Sam Navarro


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warwick Alex Charlton and Jeffrey F. O'Donnell, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                           CAPACITY IN WHICH SIGNED                   DATE
           ---------                           ------------------------                   ----


/s/ Warwick Alex Charlton                   Chairman of the Board of Directors          February 11, 2000
---------------------------
    Warwick Alex Charlton


/s/ Jeffrey F. O'Donnell                    President, Chief Executive Officer          February 11, 2000
---------------------------                 and Director
    Jeffrey F. O'Donnell


/s/ Alan R. Novak                           Director                                    February 11, 2000
---------------------------
    Alan R. Novak


/s/ John J. McAtee, Jr.                     Director                                    February 11, 2000
---------------------------
    John J. McAtee, Jr.


/s/ Steven Girgenti                         Director                                    February 11, 2000
---------------------------
    Steven Girgenti


/s/ Harry Mittelman, M.D.                   Director                                    February 11, 2000
---------------------------
    Harry Mittelman, M.D.


/s/ Sam Navarro                             Director                                    February 11, 2000
---------------------------
    Sam Navarro


                                  EXHIBIT INDEX
                                  -------------


DOCUMENT                           DESCRIPTION OF DOCUMENT
--------                           -----------------------

   5.1                             Opinion of Matthias & Berg LLP
  24.1                             Consent of Matthias & Berg LLP
                                   (included in Exhibit 5.1)
  24.2                             Consent of Hein + Associates LLP
  99.1                             1995 Stock Option Plan